UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2026

KILROY REALTY CORPORATION
KILROY REALTY, L.P.
(Exact name of registrant as specified in its charter)

Kilroy Realty Corporation	Maryland	001-12675	95-4598246
	(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Kilroy Realty, L.P.	Delaware	000-54005	95-4612685
	(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California, 90064
(Address of principal executive offices) (Zip Code)

(310) 481-8400

(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Registrant	Title of each class	Name of each exchange on which registered	Ticker Symbol
Kilroy Realty Corporation	Common Stock, $.01 par value	New York Stock Exchange	KRC

Securities registered pursuant to Section 12(g) of the Act:
Registrant	Title of each class
Kilroy Realty, L.P.	Common Units Representing Limited Partnership Interests

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Kilroy Realty Corporation:
Emerging growth company ☐
Kilroy Realty, L.P.:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Kilroy Realty Corporation ☐	Kilroy Realty, L.P. ☐

ITEM 1.01    ENTRY INTO A MATERIAL AGREEMENT

Revolving Credit Facility
On June 12, 2026 (the “Closing Date”), Kilroy Realty, L.P. (the “Operating Partnership”), as borrower, entered into a Fifth Amended and Restated Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent and a lender, and certain other financial institutions party thereto as lenders, which amends and restates and replaces in its entirety that certain fourth amended and restated credit agreement, dated as of March 6, 2024, by and among the Operating Partnership, JPMorgan Chase Bank, N.A., as administrative agent and a lender, and the other lenders named therein.

The Credit Agreement provides for a senior unsecured revolving credit facility (the “Credit Facility”) that permits borrowings of up to $1.25 billion, subject to the satisfaction of certain customary conditions. In addition, the Credit Facility includes a letter of credit sublimit of $100 million. The Credit Facility also includes an accordion feature to increase the revolving commitments or add one or more tranches of term loans by up to an additional $450 million (such that the aggregate revolving commitments and term loans under the Credit Agreement do not exceed $1.7 billion), subject to obtaining lender commitments and the satisfaction of certain customary conditions. The Operating Partnership expects to use the Credit Facility for general corporate purposes, including funding acquisition, development and redevelopment projects, and repaying debt. The Credit Facility matures on July 31, 2030, which date may be extended by the Operating Partnership by six months on up to two occasions subject to the satisfaction of certain conditions, including payment by the Operating Partnership of an extension fee that is equal to 6.25 basis points of the then-outstanding revolving commitments under the Credit Facility that are the subject of each such extension. The Credit Facility is guaranteed by Kilroy Realty Corporation (the “Company”).

The Credit Facility provides that the revolving loans thereunder will bear interest at floating rates, at the Operating Partnership’s option, equal to either (x) a term secured overnight financing rate (“SOFR”) plus an applicable margin ranging from 0.675% to 1.350% per annum, (y) a daily effective SOFR rate plus an applicable margin ranging from 0.675% to 1.350% per annum, and (z) a base rate plus an applicable margin ranging from 0.000% to 0.350% per annum, in each case, with such applicable margin depending on the Operating Partnership’s credit rating. The Operating Partnership is also obligated to pay a facility fee on the aggregate revolving commitments under the Credit Facility ranging from 12.5 basis points to 30 basis points depending on the Operating Partnership’s credit rating.

The Operating Partnership is required to comply with the following financial covenants under the Credit Facility:
•Maximum total debt to total asset value ratio of no greater than 60%, except during certain limited periods of time following a material acquisition, during which time such ratio shall not be greater than 65%;
•Ratio of adjusted EBITDA to fixed charges of not less than 1.50x;
•Maximum secured debt to total asset value ratio of not greater than 40%, except during certain limited periods of time following a material acquisition, during which time such ratio shall not be greater than 45%;
•Ratio of unencumbered asset pool properties value to unsecured debt of not less than 1.67x, except during certain limited periods of time following a material acquisition, during which time such ratio shall not be less than 1.55x; and
•Ratio of unencumbered asset pool property net operating cash flow to unsecured debt service of not less than 1.75x.

The Operating Partnership may voluntarily prepay loans and terminate revolving commitments under the Credit Agreement in whole or in part at any time, subject to certain notice requirements.

The Credit Facility contains customary affirmative and negative covenants that, among other things, limit the ability of the Company to, upon the occurrence and continuance of an event of default, pay dividends and enter into certain transactions. A breach of such covenants (after notice and cure periods in certain circumstances) or any other event of default would entitle the administrative agent to accelerate the Operating Partnership’s debt obligations.

In connection with the Credit Facility, the Company entered into a Fifth Amended and Restated Guaranty (the “Credit Facility Guaranty”) pursuant to which it has absolutely, irrevocably and unconditionally guaranteed to the administrative agent under the Credit Facility for the benefit of the lenders party to the Credit Facility, the payment and performance of the obligations of the Operating Partnership under the Credit Facility as and when due and payable.

The foregoing descriptions of the Credit Facility and the Credit Facility Guaranty are only summaries and are qualified in their entirety by reference to the full text of the Credit Facility and the Credit Facility Guaranty, copies of which will be filed as exhibits to the Company’s and the Operating Partnership’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

Term Loan Facility
On June 12, 2026, the Operating Partnership, as borrower, entered into an Amended and Restated Term Loan Agreement (the “Term Loan Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent and a lender, and certain other financial institutions party thereto as lenders, which amends and restates and replaces in its entirety that certain term loan agreement, dated as of March 6, 2024, by and among the Operating Partnership, JPMorgan Chase Bank, N.A., as administrative agent and a lender, and the other lenders named therein. The Term Loan Agreement provides for a $250 million senior unsecured term loan facility (the “Term Loan Facility”), of which $200 million was previously outstanding under the prior term loan agreement and remains outstanding, with up to $50 million of additional delayed draw term loan commitments available through June 11, 2027. The Term Loan Facility also includes an accordion feature to increase the existing term loan commitments or add one or more tranches of new term loans by up to an additional $150 million (such that the aggregate amount of term loans does not exceed $400 million), subject to obtaining lender commitments and the satisfaction of certain customary conditions. The Term Loan Facility is guaranteed by the Company.

The Term Loan Facility provides that the term loans thereunder will bear interest at floating rates, at the Operating Partnership’s option, equal to either (x) a term SOFR-based rate option plus an applicable margin ranging from 0.75% to 1.55% per annum, and (y) a base rate interest rate option plus an applicable margin ranging from 0.00% to 0.55% per annum, in each case, with such applicable margin depending on the Operating Partnership’s credit rating. Until the delayed draw term loan commitments under the Term Loan Facility are terminated or expire, the Operating Partnership is also obligated to pay a ticking fee equal to 0.25% per annum on the average daily balance of unfunded delayed draw term loan commitments under the Term Loan Facility, which shall accrue beginning on the ninety-first day after the Closing Date until the one-year anniversary of the Closing Date.

The Operating Partnership may voluntarily prepay loans under the Term Loan Agreement in whole or in part at any time, subject to certain notice requirements. Amounts borrowed under the Term Loan Facility that are repaid or prepaid may not be reborrowed.

The Operating Partnership is required to comply with the following financial covenants under the Term Loan Facility:
•Maximum total debt to total asset value ratio of no greater than 60%, except during certain limited periods of time following a material acquisition, during which time such ratio shall not be greater than 65%;
•Ratio of adjusted EBITDA to fixed charges of not less than 1.50x;
•Maximum secured debt to total asset value ratio of not greater than 40%, except during certain limited periods of time following a material acquisition, during which time such ratio shall not be greater than 45%;
•Ratio of unencumbered asset pool properties value to unsecured debt of not less than 1.67x, except during certain limited periods of time following a material acquisition, during which time such ratio shall not be less than 1.55x; and
•Ratio of unencumbered asset pool property net operating cash flow to unsecured debt service of not less than 1.75x.

The Term Loan Facility provides for borrowings in U.S. dollars. The Company expects to use the proceeds of the Term Loan Facility for general business purposes. The Term Loan Facility has a final maturity date of July 31, 2031.

The Term Loan Agreement contains customary affirmative and negative covenants that, among other things, limit the ability of the Company to, upon the occurrence and continuance of an event of default, pay dividends and enter into certain transactions. A breach of such covenants (after notice and cure periods in certain circumstances) or any other event of default would entitle the administrative agent to accelerate the Operating Partnership’s debt obligations.

In connection with the Term Loan Facility, the Company entered into an Amended and Restated Guaranty (the “Term Loan Guaranty”) pursuant to which it has absolutely, irrevocably and unconditionally guaranteed to the administrative agent under the Term Loan Facility for the benefit of the lenders party to the Term Loan Facility, the payment and performance of the obligations of the Operating Partnership under the Term Loan Facility as and when due and payable.

The foregoing descriptions of the Term Loan Agreement and the Term Loan Guaranty are only summaries and are qualified in their entirety by reference to the full text of the Term Loan Agreement and the Term Loan Guaranty, copies of which will be filed as exhibits to the Company’s and the Operating Partnership’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 7.01    REGULATION FD DISCLOSURE

On June 17, 2026, the Company issued a press release announcing its entry into the Credit Facility and the Term Loan Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company or the Operating Partnership under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

99.1*	Press Release dated June 17, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
_______________
*    Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty Corporation
Date: June 17, 2026

By:	/s/ Lauren N. Stadler
Lauren N. Stadler Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty, L.P.
Date: June 17, 2026

By:	Kilroy Realty Corporation,
Its general partner

By:	/s/ Lauren N. Stadler
Lauren N. Stadler Executive Vice President, General Counsel and Secretary